Exhibit 99.1

LeMaitre Q4 2015 Record Sales $20.5mm (+14% organic), Record Net Income $2.5mm (+32%)

BURLINGTON, Mass., February 24, 2016 — LeMaitre Vascular, Inc. (Nasdaq: LMAT), a provider of vascular devices, today reported Q4 2015 results, announced an increased dividend of $0.045/share and provided guidance.

Q4 2015 results included:

•	Record sales of $20.5mm, +10% reported (+14% organic) vs. Q4 2014

•	Operating income of $3.1mm vs. $2.7mm, +13%

•	Operating margin of 15%

•	Record net income of $2.5mm vs. $1.9mm, +32%

•	Record EPS of $0.13 per diluted share vs. $0.11, +25%

•	Record EBITDA of $4.0mm vs. $3.6mm, +12%

•	Cash increased $3.8mm to $27.5mm

Q4 2015 sales of $20.5mm increased 10% (+14% organic) vs. Q4 2014. XenoSure and TRIVEX led growth in Q4. Sales in the Americas were up 11% while international sales increased 8%.

Gross margin improved to 70.3% in Q4 2015 from 68.7% in Q4 2014 primarily due to increases in average selling prices and XenoSure manufacturing efficiencies, offset by the effects of the strong dollar.

Operating expenses in Q4 2015 were $11.3mm, up 12% from $10.1mm in the year-earlier quarter. The Company ended Q4 2015 with 86 sales reps vs. 81 at the end of Q4 2014.

Full year 2015 results included:

•	Sales of $78.4mm, +10% reported (+13% organic) vs. 2014

•	Operating income of $11.5mm vs. $6.3mm, +82%

•	Operating margin of 15%

•	Net income of $7.8mm vs. $3.9mm, +98%

•	EPS of $0.42 per diluted share vs. $0.23, +83%

•	EBITDA of $14.8mm vs. $9.7mm, +53%

•	Cash increased $8.8mm to $27.5mm

Chairman and CEO George W. LeMaitre said, “In 2015 we posted 10% sales growth and 82% operating income growth. This is in line with our often-stated objectives: 10% sales growth and 20% profit growth.”

Quarterly Dividend

On February 22, 2016, the Company’s Board of Directors approved an increased quarterly dividend of $0.045/share of common stock. The dividend will be paid April 4, 2016 to shareholders of record on March 21, 2016.

Business Outlook

The Company expects Q1 2016 sales of $20.2mm, a reported increase of 7% vs. Q1 2015 (+8% organic). The Company expects Q1 2016 gross margin of 71.0%. The Company expects Q1 2016 operating income of $2.9mm (14% operating margin), a 26% increase vs. Q1 2015.

The Company expects full-year 2016 sales of $84.7mm, a reported increase of 8% vs. 2015 (+9% organic). The Company expects 2016 gross margin of 71.0%. The Company expects full-year 2016 operating income to increase by 23% to $14.2mm (17% operating margin).

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 866-318-8617 (+1-617-399-5136 for international callers), using passcode 18480722. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q1 2016 and 2016 sales, gross margin and operating income levels. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that the XenoSure product is not as accretive and does not achieve the gross margins currently anticipated by the Company; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse or fluctuating conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$27,451	$18,692
Accounts receivable, net	11,971	10,803
Inventory	15,205	16,714
Prepaid expenses and other current assets	3,557	2,379

Total current assets	58,184	48,588

Property and equipment, net	7,022	6,878
Goodwill	17,789	17,281
Other intangibles, net	6,336	7,157
Deferred tax assets	1,205	1,418
Other assets	168	170

Total assets	$90,704	$81,492

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	$1,366	$1,127
Accrued expenses	8,837	7,479
Acquisition-related obligations	165	1,435

Total current liabilities	10,368	10,041

Deferred tax liabilities	1,678	2,919
Other long-term liabilities	774	325

Total liabilities	12,820	13,285

Stockholders' equity
Common stock, $0.01 par value; authorized 37,000,000 shares; issued 19,748,321
shares at December 31, 2015, and 18,778,436 shares at December 31, 2014	197	188
Additional paid-in capital	82,094	75,389
Retained earnings	8,161	3,248
Accumulated other comprehensive loss	(4,049)	(2,365)
Treasury stock, at cost; 1,431,139 shares at December 31, 2015, and 1,407,211
shares at December 31, 2014	(8,519)	(8,253)

Total stockholders' equity	77,884	68,207

Total liabilities and stockholders' equity	$90,704	$81,492

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the year ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net sales	$20,483	$18,681	$78,352	$71,097
Cost of sales	6,080	5,853	24,186	22,666

Gross profit	14,403	12,828	54,166	48,431
Operating expenses:
Sales and marketing	5,914	5,230	22,780	22,087
General and administrative	3,635	3,513	14,010	13,889
Research and development	1,575	1,081	5,479	4,671
Gain on divestiture	—	—	(360)	—
Medical device excise tax	190	171	744	689
Impairment charges	—	68	—	229
Restructuring charges	—	26	—	526

Total operating expenses	11,314	10,089	42,653	42,091

Income from operations	3,089	2,739	11,513	6,340

Other income (loss):
Other income (loss), net	46	(46)	(89)	(20)

Income before income taxes	3,135	2,693	11,424	6,320

Provision for income taxes	605	777	3,666	2,405

Net income	$2,530	$1,916	$7,758	$3,915

Earnings per share of common stock
Basic	$0.14	$0.11	$0.44	$0.24

Diluted	$0.13	$0.11	$0.42	$0.23

Weighted—average shares outstanding:
Basic	18,175	17,371	17,764	16,614

Diluted	18,781	17,713	18,316	17,008

Cash dividends declared per common share	$0.040	$0.035	$0.160	$0.140

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the year ended
	December 31, 2015		December 31, 2014		December 31, 2015		December 31, 2014
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$12,105	59%	$10,936	59%	$47,975	61%	$43,502	61%
International	8,378	41%	7,745	41%	30,377	39%	27,595	39%

Total Net Sales	$20,483	100%	$18,681	100%	$78,352	100%	$71,097	100%

	For the three months ended				For the year ended
	December 31, 2015		December 31, 2014		December 31, 2015		December 31, 2014
	$	%	$	%	$	%	$	%
Net Sales by Country
United States	$11,403	56%	$10,324	55%	$45,177	58%	$41,545	58%
Germany	2,190	11%	2,087	11%	9,090	12%	7,639	11%
Italy	622	3%	659	4%	2,613	3%	2,635	4%
Other countries	6,268	30%	5,611	30%	21,472	27%	19,278	27%

Total Net Sales	$20,483	100%	$18,681	100%	$78,352	100%	$71,097	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending December 31, 2015
Net sales as reported	$20,483
Impact of currency exchange rate fluctuations	983
Net impact of acquisitions excluding currency	(105)

Adjusted net sales		$21,361
For the three months ending December 31, 2014
Net sales as reported	$18,681
Adjusted net sales		$18,681

Adjusted net sales increase for the three months ending December 31, 2015		$2,680	14%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ending December 31, 2015
Net sales as reported	$78,352
Impact of currency exchange rate fluctuations	5,493
Net impact of acquisitions excluding currency	(3,520)

Adjusted net sales		$80,325

For the year ending December 31, 2014
Net sales as reported	$71,097
Net impact of divestitures excluding currency	(71)

Adjusted net sales		$71,026

Adjusted net sales increase for the year ending December 31, 2015		$9,299	13%

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending March 31, 2016
Net sales per guidance	$20,249
Impact of currency exchange rate fluctuations	225
Net impact of acquisitions excluding currency	(60)

Adjusted net sales		$20,414

For the three months ending March 31, 2015
Net sales as reported	$18,947

Adjusted net sales		$18,947

Adjusted net sales increase for the three months ending March 31, 2016		$1,467	8%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ending December 31, 2016
Net sales per guidance	$84,749
Impact of currency exchange rate fluctuations	339
Net impact of acquisitions excluding currency	(80)

Adjusted net sales		$85,008

For the year ending December 31, 2015
Net sales as reported	$78,352
Net impact of divestitures excluding currency	(235)

Adjusted net sales		$78,117

Adjusted net sales increase for the year ending December 31, 2016		$6,891	9%

	For the three months ended		For the year ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Reconciliation between GAAP and Non-GAAP EBITDA
Net Income, as reported	$2,530	$1,916	$7,758	$3,915
Amortization and depreciation expense	897	912	3,394	3,334
Interest income (expense), net	(6)	—	(13)	4
Provision for income taxes	605	777	3,666	2,405

EBITDA	$4,026	$3,605	$14,805	$9,658

EBITDA percentage increase		12%		53%

CONTACT: J.J. Pellegrino, CFO

LeMaitre Vascular

781-425-1691

jpellegrino@lemaitre.com